EXHIBIT 10 (x) (i)
                        BLOUNT, INC.
                EXECUTIVE BENEFIT PLANS TRUST


          THIS AGREEMENT made this 17th day of April, 1995, by and between BLOUNT, INC., a Delaware corporation ("Company"), and Trust Company Bank, a Georgia corporation ("Trustee");

                             W I T N E S S E T H

          WHEREAS, the Company has adopted a number of plans designed primarily to provide deferred compensation to its executives (such plans are listed on Appendix A attached hereto and are hereinafter referred to as the "Plans" or "Plan");

          WHEREAS, the Company has incurred and expects to incur substantial liabilities under the terms of the Plans with respect to individuals participating in such Plans;

          WHEREAS, the Company wishes to establish a trust (the "Trust") and to contribute to the Trust assets that shall be held therein, subject to the claims of the Company's creditors in the event of the Company's Insolvency (as herein defined), for the benefit of certain executives of the Company (as listed on Appendix A attached hereto; hereinafter referred to as the "Covered Participants");

          WHEREAS, the Covered Participants for whose benefit this Trust has been established are management or highly compensated employees of the Company;

          WHEREAS, it is the intention of the Company to make contributions to the Trust from time to time to provide itself with a source of funds to assist it in the meeting of its liabilities under the Plans;

          WHEREAS, the Company desires to provide for additional funding of the Trust upon a Change in Control (as defined herein) and certain other significant corporate events affecting the Company and its business;

          WHEREAS, it is the intention of the parties that this Trust shall constitute an unfunded arrangement and shall not affect the status of the Plans as unfunded plans maintained for the purpose of providing deferred compensation for a select group of management or highly compensated employees for purposes of Title I of the Employee Retirement Income Security Act of 1974, as amended;

          NOW, THEREFORE, the parties do hereby establish the Trust and agree that the Trust shall be comprised, funded, held and disposed of, as follows:

          Section 1.  Establishment of Trust

          (a) The Company hereby deposits with the Trustee in trust Three Million Nine hundred fifty Thousand Dollars
($3,950,000), which shall become the principal of the Trust to be held, administered and disposed of by the Trustee as provided in this Trust Agreement.

          (b) The Trust hereby established shall be irrevocable by the Company and, except as provided in Section 3 and Section 12, no amounts contributed to the Trust shall be returned to the Company; provided, however, that prior to (but not after) a Change in Control, Threatened Change in Control or Significant Corporate Event, the Trustee may forward amounts to the Company to cover the payment of federal and state withholding taxes that may be due with respect to a distribution to a Participant.

          (c) The Trust is intended to be a grantor trust, of which the Company is the grantor, within the meaning of subpart E, part I, subchapter J, chapter 1, subtitle A of the Internal Revenue Code of 1986, as amended ("Code"), and shall be construed accordingly.

          (d) The principal of the Trust, and any earnings thereon shall be held separate and apart from other funds of the Company and shall be used exclusively for the uses and purposes of Covered Participants and general creditors as herein set forth. Covered Participants and their beneficiaries shall have no preferred claim on, or any beneficial ownership interest in, any specific assets of the Trust. Any rights created under the Plans and this Trust Agreement shall be mere unsecured contractual rights of Covered Participants and their beneficiaries against the Company. Any assets held by the Trust will be subject to the claims of the Company's general creditors under federal and state law in the event of Insolvency, as defined in Section 3(a) below.

          (e) The Company may at any time, or from time to time, make additional deposits of cash or other property in trust with the Trustee to augment the principal to be held, administered and disposed of by the Trustee as provided in this Trust Agreement, it being the intention of the Company to make regular contributions to this Trust in an amount sufficient to pay the accrued benefits of Covered Participants under all of the Plans and the expenses related to the operation of the Trust. Except as provided in subsection (f) below and in Section 8(b), neither the Trustee, nor any Covered Participant or beneficiary, shall have any right to compel such additional deposits.

           (f) Upon a Change in Control, Threatened Change in Control or Significant Corporate Event (all as defined in Section 13(d) below), the Company shall, within ten (10) days of the Change in Control, Threatened Change in Control or Significant Corporate Event, make an additional contribution to the Trust in cash of (i) an amount such that the Trust has sufficient assets to pay each Covered Participant (or his beneficiary) the accrued benefits to which the Covered Participant (or his beneficiary) would be entitled (whether payable currently or on a deferred basis) pursuant to the terms of the Plans as of the date on which the Change in Control, Threatened Change in Control or Significant Corporate Event occurred, (ii) an amount sufficient to pay each Covered Participant (or his beneficiary) the additional accrued benefits that would be due any Covered Participant under the Plans as a result of the provisions of any Employment Agreement between the Covered Participant and the Company, assuming the Covered Participant's employment was terminated involuntarily by the Company without Cause (as defined in the Employment Agreement) immediately following the date on which the Change in Control, Threatened Change in Control or Significant Corporate Event occurred and (iii) an amount sufficient for the expenses of operating this Trust for a period of 24 months. The amounts to be deposited pursuant to this subsection (f) shall be determined by the Company's independent accountants within five (5) days of the Change in Control, Threatened Change in Control or Significant Corporate Event and shall be made in a manner consistent with the actuarial, earnings and other assumptions historically used to record the liabilities under the Plans. If the Company fails to deposit the amount in the Trust required by this subsection (f) within the ten-day period, the Trustee shall commence legal action to compel the Company to pay the amounts to the Trust required by this subsection (f). The Company shall be obligated to contribute an additional amount to the Trust to pay for the costs and expenses (including legal fees) of such legal action within ten (10) days of the commencement of such action. As provided in Section 5(d), the Trustee shall have the power and authority to hire legal counsel to pursue such action against the Company and the costs of such legal counsel shall be paid from the Trust.

          Section 2.  Payments to Plan Participants and Their
Beneficiaries.

          (a) (1) The Company shall, from time to time, deliver to the Trustee a schedule (the "Payment Schedule") that indicates the amounts payable (or that will be payable) in respect of each Covered Participant (and his or her beneficiaries), that provides a formula or other instructions acceptable to the Trustee for determining the amounts so payable, the form in which such amount is to be paid (as provided for or available under the Plan), and the time of commencement for payment of such amounts. Except as otherwise provided herein, Trustee shall make payments to the Covered Participants and their beneficiaries in accordance with such Payment Schedule. In any month in which the Trustee determines that the assets of the Trust are not sufficient to provide for the payment of all amounts otherwise payable to Covered Participants and beneficiaries in such month under a Plan or Plans, the amount otherwise payable to each such Covered Participant or beneficiary under such Plan or Plans during such month shall be multiplied by a fraction, the numerator of which is the amount of funds then available for the payment of benefits under such Plan or Plans and the denominator of which is the total of the benefits payable prior to such payment during such month to all Covered Participants and beneficiaries under such Plan or Plans. Prior to a Change in Control, Threatened Change in Control or Significant Corporate Event, the Company shall be responsible for notifying the Trustee of the federal and state withholding taxes applicable to a distribution to a Participant (and issuing a tax information return) and the Trustee will forward such amount to the Company for payment to the appropriate tax authority; upon a Change in Control, Threatened Change in Control or Significant Corporate Event, the Trustee shall make provision for the reporting and withholding of any federal, state or local taxes that may be required to be withheld with respect to the payment of benefits pursuant to the terms of the Plans and shall pay amounts withheld to the appropriate taxing authorities (or determine that such amounts have been reported, withheld and paid by the Company).

               (2) The Covered Participants in the Plans for whose benefit this Trust is established are listed on Appendix A; other participants in the Plans shall not be covered by this Trust and shall not be entitled to any benefits hereunder. Prior to a Change in Control, Threatened Change in Control or Significant Corporate Event, the Company may add deferred compensation plans and participants to Appendix A by notifying the Trustee in writing of such addition.

          (b) Except as provided in subsection (d) below, the entitlement of a Covered Participant or his or her beneficiaries to benefits under a Plan shall be determined by the Company or such party as it shall designate under the Plan, and any claim for such benefits shall be considered and reviewed under the procedures set out in the Plan.

          (c) The Company may make payment of benefits directly to Covered Participants or their beneficiaries as they become due under the terms of a Plan. The Company shall notify the Trustee of its decision to make payment of benefits directly prior to the time amounts are payable to Covered Participants or their beneficiaries. In addition, if the principal of the Trust, and any earnings thereon, are not sufficient to make payments of benefits in accordance with the terms of the Plan, the Company shall make the balance of each such payment as it falls due. The Trustee shall notify the Company where principal and earnings are not sufficient to make Plan payments to Covered Participants.

          (d) After the occurrence of a Change in Control, Threatened Change in Control or Significant Corporate Event:

               (1) The Trustee shall, without direction from the Company, to the extent funds are available in the Trust for such purpose, make payments to Covered Participants and beneficiaries in such manner and in such amounts as the Trustee shall determine they are entitled to be paid under the Plans based on the most recent Covered Participant data furnished to the Trustee by the Company and any supplemental information furnished to the Trustee by a Covered Participant or beneficiary upon which the Trustee may reasonably rely in making such determination. The Trustee shall have the power to interpret the provisions of the Plans and this Agreement in making its determination.

               (2) The Company shall within thirty (30) days furnish the Trustee with such data relating to Covered Participants as may be necessary for the Trustee to calculate the Covered Participants' benefits under the Plans and shall, from time to time but not less frequently than annually, update such data for all Plans. The Company shall also provide the Trustee with such other information relating to Covered Participants' benefits as the Trustee may request within thirty (30) days of such request.

               (3) As provided in Section 5(d), the Trustee shall have the authority and power to retain actuaries, consultants and other agents (who may but need not be the persons providing such services to the Company with respect to the Plans) to assist it in calculating the amount of payments that are due to Participants.

          Section 3. Trustee Responsibility Regarding Payments to Covered Participants When Company Is Insolvent.

          (a) The Trustee shall cease payment of benefits to Covered Participants and their beneficiaries if the Company is Insolvent. The Company shall be considered "Insolvent" for purposes of this Trust Agreement if (i) the Company is unable to pay its debts as they become due, or (ii) the Company is subject to a pending proceeding as a debtor under the United States Bankruptcy Code.

          (b) At all times during the continuance of this Trust, as provided in Section 1(d) hereof, the principal and income of the Trust shall be subject to claims of general creditors of the Company under federal and state law as set forth below.

               (1) The Chief Executive Officer of the Company (or his designee) shall have the duty to inform the Trustee in writing of the Company's Insolvency. If a person claiming to be a creditor of the Company alleges in writing to the Trustee that the Company has become Insolvent, the Trustee shall determine whether the Company is Insolvent and, pending such determination, the Trustee shall discontinue payment of benefits to Covered Participants or their beneficiaries.

               (2) Unless the Trustee has actual knowledge of the Company's Insolvency, or has received notice from the Company or a person claiming to be a creditor alleging that the Company is Insolvent, the Trustee shall have no duty to inquire whether the Company is Insolvent. The Trustee may in all events rely on such evidence concerning the Company's solvency as may be furnished to the Trustee and that provides the Trustee with a reasonable basis for making a determination concerning the Company's solvency.

               (3) If at any time the Trustee has determined that the Company is Insolvent, the Trustee shall discontinue payments to Covered Participants (or their beneficiaries) and shall hold the assets of the Trust for the benefit of the Company's general creditors. Nothing in this Trust Agreement shall in any way diminish any rights of Covered Participants or their beneficiaries to pursue their rights as general creditors of the Company with respect to benefits due under the Plans or otherwise.

               (4)  The Trustee shall resume the payment of
benefits to Covered Participants or their beneficiaries in accordance with Section 2 of this Trust Agreement only after the Trustee has determined that the Company is not Insolvent (or is no longer Insolvent).

          (c) Provided that there are sufficient assets, if the Trustee discontinues the payment of benefits from the Trust pursuant to Section 3(b) hereof and subsequently resumes such payments, the first payment following such discontinuance shall include the aggregate amount of all payments due to Covered Participants or their beneficiaries under the terms of the Plans for the period of such discontinuance, less the aggregate amount of any payments made to Covered Participants or their beneficiaries by the Company in lieu of the payments provided for hereunder during any such period of discontinuance.

          Section 4.  Payments to the Company.

          Except as provided in Section 3 hereof, after the Trust has become irrevocable, the Company shall have no right or power to direct the Trustee to return to the Company or to divert to others any of the Trust assets before all payment[s] of benefits have been made to Covered Participants and their beneficiaries pursuant to the terms of the Plans.

          Section 5.  Investment Authority.

          (a) In no event may the Trustee invest in securities (including stock or rights to acquire stock) or obligations issued by the Company, other than a de minimis amount held in common investment vehicles in which the Trustee invests. All rights associated with assets of the Trust shall be exercised by the Trustee or the person designated by Trustee, and shall in no event be exercisable by or rest with Covered Participants, provided, that the Trustee may consider for the affected account in the Trust any deemed investment elections made by Participants pursuant to a Plan which provides for such elections.

          (b) Prior to a Change in Control, Threatened Change in Control or Significant Corporate Event, the Trust's assets shall be held, invested and reinvested by the Trustee in accordance with written investment guidelines provided by the Company from time to time. The Trustee shall not be under any duty to question any such guidelines of the Company or to review any securities or other property held pursuant to such guidelines, or to make any suggestions to the Company in connection therewith; and the Trustee shall as promptly as practicable comply with any investment guidelines given by the Company hereunder. The Trustee shall not be liable for following the investment guidelines of the Company prior to a Change in Control, Threatened Change in Control or Significant Corporate Event, if there is a loss due to investments made in accordance with the guidelines of the Company.

               In the absence of written investment guidelines provided by the Company, the Trustee shall invest the assets in its discretion as provided in subsection (c).

          (c) After the occurrence of a Change in Control, Threatened Change in Control or Significant Corporate Event, the Trustee shall have exclusive authority and discretion to manage and control the Trust's assets and may employ investment managers, including affiliates of the Trustee, to manage the investment of the Trust's assets. Pursuant to such authority and discretion, the Trustee shall invest and reinvest the principal and income of the Trust and keep the Trust invested, without distinction between principal and income, in such property, real or personal, wherever situated, as it shall deem advisable and in the interest of the Trust and the Covered Participants, regardless of any limitations under state law on the investment of trust funds. Without limiting the generality of the foregoing, the funds of the Trust may be invested in stock, trust shares, mutual fund shares, insurance or annuity contracts, bonds and mortgages, and other evidences of indebtedness or ownership, and in any deposits with the Trustee (if the Trustee is a bank), "deposits" meaning any account, temporary or otherwise, upon which a reasonable rate of interest is paid, including but not limited to a certificate of deposit issued by said bank (except as any such investment may be limited hereunder or under the provisions of ERISA), including without limitation investments in any common trust fund maintained by the Trustee or in any qualified commingled trust maintained by the Trustee.

          The Trustee may cause any investment held by the Trustee to be registered in or transferred into its name as Trustee or into the name of such nominee as it may appoint, or it may retain the same unregistered and in such form as shall permit transferability, but the books and records of the Trust shall at all times show that all such investments are part of the Trust.

          (d) The Trustee shall have the following powers and authority in the administration and investment of the Trust, to be exercised without being required to make or to file any inventory or appraisal with, nor to give any bond or be a surety thereon to, any officer, court or tribunal, and in accordance with and subject to the provisions of this Trust Agreement:

          (1) Purchase of Property - To purchase, or subscribe for, any property, real and personal, and to retain the same in trust.

          (2) Sale, Exchange, Conveyance and Transfer of Property - To sell, exchange, convey, transfer, or otherwise dispose of property held by it, by public or private sale without notice, advertisement or court order. No person dealing with the Trustee shall be bound to see to the application of the purchase money or to inquire into the validity, expediency, or propriety of any such sale or other disposition.

          (3) Borrowing - To borrow or raise money for the purpose of the Trust in such amount, and upon such terms and conditions as the Trustee shall deem advisable, and, for any funds so borrowed, to issue its promissory note as Trustee and to secure the repayment thereof by pledging all, or any part, of the Trust. No person lending money to the Trustee shall be bound to see to the application of the money lent or to inquire into the validity, expediency or propriety of any such borrowing.

          (4) Retention of Cash - To keep such portion of the Trust in cash or cash balances as the Trustee, from time to time, may deem to be in the best interests of the Trust created hereby without liability for interest thereon.

          (5) Retention of Property Acquired - To accept and retain for such time as it may deem advisable any property received or acquired by it as Trustee hereunder, whether or not such property would normally be purchased as investments hereunder.

          (6) Execution of Instruments - To make, execute, acknowledge, and deliver any and all documents of transfer and conveyance and any and all other instruments that may be necessary or appropriate to carry out the powers herein granted.

          (7) Settlement of Claims and Debts - To settle, compromise, or submit to arbitration any claims, debts, or damages due or owing to or from the Trust, to commence or defend suits or legal or administrative proceedings, and to represent the Trust in all suits and legal and administrative proceedings.

          (8) Employment of Agents and Legal Counsel - To employ suitable agents and legal counsel, and to pay their reasonable expenses and compensation, and the Trustee shall be fully protected in relying upon the advice of such counsel.

          (9) Power to Do Any Necessary Act - To do all acts, take all such proceedings, and exercise all such rights and privileges, although not specifically mentioned herein, as the Trustee may deem necessary to administer the Trust Fund and to carry out the purposes of this Trust.

          Section 6.  Disposition of Income.

               During the term of this Trust, all income received by the Trust, net of expenses and taxes, shall be accumulated and reinvested.

          Section 7.  Accounting by the Trustee.

          (a) The Trustee shall keep accurate and detailed records of all investments, receipts, disbursements, and all other transactions required to be made, including such specific records as shall be agreed upon in writing between the Company and the Trustee. Within sixty (60) days following the close of each fiscal year of the Company (which is currently the last day of February and shall also be the trust year of the Trust) and within sixty (60) days after the removal or resignation of the Trustee, the Trustee shall deliver to Company a written account of its administration of the Trust during such year or during the period from the close of the last preceding year to the date of such removal or resignation, setting forth all investments, receipts, disbursements and other transactions effected by it, including a description of all securities and investments purchased and sold with the cost or net proceeds of such purchases or sales (accrued interest paid or receivable being shown separately), and showing all cash, securities and other property held in the Trust at the end of such year or as of the date of such removal or resignation, as the case may be.

               (b) The amounts contributed to the Trust by the Company shall be credited to separate accounts established by the Trustee with respect to each of the Plans. The Trustee may also establish separate subaccounts for each Covered Participant to reflect his benefits under the Plans and such other subaccounts as may be necessary for the proper operation of the Trust. The Trustee, for investment purposes only, may commingle all trust assets and treat them as a single fund, but the records of the Trustee shall at all times show the percentages of the Trust Fund allocable to the separate Plan accounts.

          Section 8.  Responsibility of the Trustee.

          (a) The Trustee shall act with the care, skill, prudence and diligence under the circumstances then prevailing that a prudent person acting in like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims, provided, however, that the Trustee shall incur no liability to any person for any action taken pursuant to a direction, request or approval given by the Company which is contemplated by, and in conformity with, the terms of a Plan or this Trust and is given in writing by the Company.

          (b) If the Trustee undertakes or defends any litigation arising in connection with this Trust, the Company agrees to indemnify the Trustee against the Trustee's costs, expenses and liabilities (including, without limitation, attorneys' fees and expenses) relating thereto and the Company agrees to be primarily liable for such payments. If the Company does not directly pay such costs, expenses and liabilities in a reasonably timely manner, the Company agrees to immediately deposit in the Trust an amount sufficient to pay such costs, expenses and liabilities.

          (c) The Trustee may consult with legal counsel (who may also be counsel for Company generally) with respect to any of its duties or obligations hereunder.

          (d) The Trustee may hire agents, accountants, actuaries, investment advisors, financial consultants, or other professionals to assist it in performing any of its duties or obligations hereunder.

          (e) The Trustee shall have, without exclusion, all powers conferred on Trustees by applicable law, including all fiduciary powers enumerated in Official Code of Georgia Annotated
Section 53-12-232, which are incorporated herein by reference, unless expressly provided otherwise herein, provided, however, that if an insurance policy is held as an asset of the Trust, the Trustee shall have no power to name a beneficiary of the policy other than the Trust, to assign the policy (as distinct from conversion of the policy to a different form) other than to a successor Trustee, or to loan to any person the proceeds of any borrowing against such policy.

          (f) Notwithstanding any powers granted to the Trustee pursuant to this Trust Agreement or to applicable law, the Trustee shall not have any power that could give this Trust the objective of carrying on a business and dividing the gains therefrom, within the meaning of section 301.7701-2 of the Procedure and Administrative Regulations promulgated pursuant to the Code.

          Section 9.  Compensation and Expenses of Trustee.

          The Company shall pay all administrative expenses of the Trust and the Trustee's fees and expenses and agrees to deposit in the Trust not less often than annually an amount sufficient to pay such fees and expenses. If not so paid, the fees and expenses shall be paid from the Trust.

          Section 10.  Resignation and Removal of the Trustee.

          (a) The Trustee may resign at any time by written notice to the Company, which shall be effective thirty (30) days after receipt of such notice unless the Company and the Trustee agree otherwise.

          (b) Prior to the occurrence of a Change in Control, Threatened Change in Control or Significant Corporate Event, the Trustee may be removed by the Company on thirty (30) days notice or upon shorter notice accepted by the Trustee. Upon the occurrence of a Change in Control, Threatened Change in Control or Significant Corporate Event, the Trustee may not be removed by the Company for a period of twenty-four (24) months.

          (c) Upon resignation or removal of the Trustee and appointment of a successor Trustee, all assets shall subsequently be transferred to the successor Trustee. The transfer shall be completed within sixty (60) days after appointment of the successor Trustee, unless the Company extends the time limit.

          (d) If the Trustee resigns or is removed, a successor shall be appointed, in accordance with Section 11 hereof, by the effective date of resignation or removal under paragraph(s) (a) or (b) of this section. If no such appointment has been made for a resignation or removal that occurs prior to a Change in Control, Threatened Change in Control or Significant Corporate Event, the Trustee may apply to a court of competent jurisdiction for appointment of a successor or for instructions. All expenses of the Trustee in connection with the proceeding shall be allowed as administrative expenses of the Trust and the Company agrees to pay such expenses directly.

          Section 11.  Appointment of Successor.

          (a) If the Trustee resigns or is removed in accordance with Section 10(a) or (b) hereof prior to a Change in Control, Threatened Change in Control or Significant Corporate Event, the Company may appoint any third party, such as a bank trust department or other party that may be granted corporate trustee powers under state law, as a successor to replace the Trustee upon resignation or removal. If the Trustee resigns after (or is removed more than 24 months after) a Change in Control, Threatened Change in Control or Significant Corporate Event, the Trustee shall as soon as possible apply to a court of competent jurisdiction for the appointment of a successor Trustee. The appointment shall be effective when accepted in writing by the new Trustee, who shall have all of the rights and powers of the former Trustee, including ownership rights in the Trust assets. The former Trustee shall execute any instrument necessary or reasonably requested by the Company or the successor Trustee to evidence the transfer.

          (b) The successor Trustee need not examine the records and acts of any prior Trustee and may retain or dispose of existing Trust assets, subject to Sections 5, 7 and 8 hereof.
The successor Trustee shall not be responsible for and the Company shall indemnify and defend the successor Trustee from any claim or liability resulting from any action or inaction of any prior Trustee or from any other past event, or any condition existing at the time it becomes successor Trustee.

          Section 12.    Amendment or Termination.

          (a) Prior to a Change in Control, Threatened Change in Control or Significant Corporate Event, this Trust Agreement may be amended by a written instrument executed by the Trustee and the Company, provided that no such amendment shall adversely affect the rights of Covered Participants under this Trust, and no such amendment shall conflict with the terms of the Plans or shall make the Trust revocable after it has become irrevocable. Upon the occurrence of a Change in Control, Threatened Change in Control or Significant Corporate Event, this Trust may only be amended if all Covered Participants (and beneficiaries who have become entitled to payments under a Plan) consent in writing to such amendment.

          (b) Except as provided in (c) below, the Company shall not have the right to terminate this Trust until the date on which Covered Participants and their beneficiaries are no longer entitled to benefits pursuant to the terms of the Plans. Upon termination of the Trust after all such liabilities have been satisfied, any assets remaining in the Trust shall be returned to Company.

          (c) Upon written approval of all Covered Participants (and beneficiaries who have become entitled to payment of benefits under the Plans), the Company may terminate this Trust prior to the time all benefit payments have been made. Upon any such termination, the assets of the Trust shall be distributed in the manner approved by all Covered Participants (and beneficiaries receiving benefits).

          Section 13.  Miscellaneous.

          (a) Any provision of this Trust Agreement prohibited by law shall be ineffective to the extent of any such prohibition, without invalidating the remaining provisions hereof.

          (b) Benefits payable to Covered Participants and their beneficiaries under this Trust Agreement may not be anticipated, assigned (either at law or in equity), alienated, pledged, encumbered or subjected to attachment, garnishment, levy, execution or other legal or equitable process.

          (c) The Company shall deliver to the Trustee copies of the Plans as in effect on the date of this Agreement and shall deliver to the Trustee as soon as practical any modifications or amendments to the Plans.

          (d) For purposes of this Trust, the following definitions shall apply:

               (1)  "Change in Control" - Either
               (i) the acquisition, directly or indirectly, by any "person" (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended) within any twelve (12) month period of securities of the Company representing an aggregate of fifty percent (50%) or more of the combined voting power of the Company's then outstanding securities (excluding the acquisition by persons who own such amount of securities on the date hereof, or acquisitions by persons who acquire such amount through inheritance), provided, however, that the threshold percentage in this subparagraph (i) shall be automatically reduced to an aggregate of twenty-five percent (25%) or more of the combined voting power of the Company's then outstanding securities at such time that either of the following events occurs:
          (A) Winton M. Blount's ownership of the combined voting power of HBC, Incorporated's then outstanding securities is less than 50.1%, or (B) HBC, Incorporated's ownership of the combined voting power of the Company's then outstanding securities is less than 50.1%.; or

               (ii) Winton M. Blount's ownership of the combined voting power of HBC, Incorporated's then outstanding securities is less than 50.1%; or

               (iii) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board, cease for any reason to constitute at least a majority thereof, unless the election of each new director was approved in advance by a vote of at least a majority of the directors then still in office who were directors at the beginning of the period; or

               (iv) consummation of (A) a merger, consolidation or other business combination of the Company with any other "person" (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended) or affiliate thereof, other than a merger, consolidation or business combination which would result in the outstanding common stock of the Company immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into common stock of the surviving entity or a parent or affiliate thereof) at least fifty percent (50%) of the outstanding common stock of the Company or such surviving entity or parent or affiliate thereof outstanding immediately after such merger, consolidation or business combination, or (B) a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets; or

               (v) the occurrence of any other event or circumstance which is not covered by (i) through (iv) above which the Board determines affects control of the Company and adopts a resolution that such event or circumstance constitutes a Change in Control for the purposes of this Agreement.

               (2) "Threatened Change in Control" - Any pending tender offer for any class of the Company's outstanding shares of Common Stock, or any pending bona fide offer to acquire the Company by merger or consolidation, or any other pending action or plan to effect, or which would lead to, a Change in Control of the Company. A Threatened Change in Control shall commence on the first day the actions described in the preceding sentence become manifest and shall end when such actions are abandoned or the Change in Control occurs.

               (3) "Significant Corporate Event" - The death of Winton M. Blount or the sale, transfer or other disposition by the Company of the business, assets or stock of a subsidiary or division of the Company that: (i) constituted 25% or more of the Company's net dollar sales; or (ii) represented 25% or more of the Company's assets. For purposes of this determination, the net dollar sales percentage test shall be measured by the sales represented by the assets, division or subsidiary sold from the first day of the current fiscal year through the day immediately preceding the date of sale divided by the gross dollar sales of the Company. For purposes of this determination, the percentage of assets sold shall be calculated as the assets being sold divided by the Company's total assets immediately prior to such sale. The determination of a Significant Corporate Event shall be made by the Company's independent accountants based upon information relating to the transactions provided by the Company.

          (e)  All interest, earnings and gains on the
investments of the Trust shall be considered interest, earnings or gains of the Company and shall be taxable to the Company. The
Company agrees to pay directly all taxes resulting from the interest, earnings or gains of the Trust.

          (f) This Trust Agreement shall be governed by and construed in accordance with the laws of the State of Georgia except where federal law applies.

          Section 14.  Effective Date.

          The effective date of this Trust Agreement shall be April 17, 1995.

          IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its duly authorized corporate officers and its corporate seal to be hereunto affixed, and the Trustee has executed same and thereby accepted the trust as of the date first above written.



(CORPORATE SEAL)                   COMPANY:

Attest:/s/D.J. McInnes               BLOUNT, INC.

                              By:/s/John M. Panettiere



(CORPORATE SEAL)                   TRUSTEE: TRUST COMPANY BANK



Attest:/s/David L. Harrison           By:/s/Patrick A. Paprelli

                        APPENDIX A
                            TO
                       BLOUNT, INC.
              EXECUTIVE BENEFIT PLANS TRUST

         The following Company plans, agreements and arrangements ("Plans") as they apply to the named executives
("Covered Participants") are covered by, and subject to, this
Trust:
          1.   Blount Inc. and Subsidiaries Supplemental
               Retirement Benefit Plan

               (i)       Winton M. Blount
               (ii)      John M. Panettiere
               (iii)     D. Joseph McInnes
               (iv)      Frank McFadden
               (v)       Harold E. Layman
               (vi)      Donald B. Zorn
               (vii)     James S. Osterman

          2.   Supplemental Executive Retirement Plan for John M.
               Panettiere

          3.   Supplemental Executive Retirement Plan for Winton
               M. Blount

          4.   Supplemental Retirement Plan for Frank McFadden.

          5.   Supplemental Executive Retirement Plan for Donald
               B. Zorn.

          6.   Executive Benefit Life Insurance and Supplemental
               Retirement Plan for ("Keyman Insurance Plan")

               (i)       Winton M. Blount
               (ii)      D. Joseph McInnes
               (iii)     Frank H. McFadden
               (iv)      Winton M. Blount, III

          7.   Blount, Inc. and Subsidiaries Supplemental
               Retirement Savings Plan

               (i)       Winton M. Blount
               (ii)      Frank H. McFadden
               (iii)     John M. Panettiere
               (iv)      D. Joseph McInnes
               (v)       James S. Osterman
               (vi)      Donald B. Zorn
               (vii)     Harold E. Layman

          8.   Blount, Inc. Supplemental Retirement and
               Disability Plan For Corporate Office Employees

               (i)       Winton M. Blount
               (ii)      John M. Panettiere
               (iii)     D. Joseph McInnes
               (iv)      Harold E. Layman


                                         Dated:  April 17, 1995